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Exhibit 10.51
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                               SECOND AMENDMENT
                               ----------------
                                      TO
                                      --
                               CREDIT AGREEMENT
                               ----------------

          SECOND AMENDMENT TO CREDIT AGREEMENT, dated as of this 30th day of March, 2001, by and among ImageMax, Inc., a Pennsylvania corporation, together with its wholly owned direct and indirect subsidiaries, ImageMax of Virginia, Inc., a Virginia corporation, ImageMax of Arizona, Inc., a Pennsylvania corporation, ImageMax of Ohio, Inc., an Ohio corporation, ImageMax of Indiana, Inc., an Indiana corporation, ImageMAX of Delaware, Inc., a Delaware corporation, and Ammcorp Acquisition Corp., Pennsylvania corporation (collectively, the "Borrowers", with ImageMax, Inc., and ImageMAX of Delaware, Inc., collectively, the "Surviving Borrowers"); the Lenders who are or may become a party to such Credit Agreement (as further amended hereby, and COMMERCE BANK, NA, as Agent for the Lenders (this "Second Amendment").

                             STATEMENT OF PURPOSE
                             --------------------

          The Borrowers, Lenders and Agent are parties to that certain Credit Agreement (the "Initial Credit Agreement") and First Amendment to Credit Agreement both dated as of June 9, 2000, pursuant to which the Lenders agreed to extend certain credit facilities to the Borrowers on the terms and conditions of set forth therein and in the other Loan Documents as defined therein (collectively, the "Credit Agreement"). All initially capitalized terms used herein shall have the same meaning as ascribed to such terms in the Credit Agreement.

          The Surviving Borrowers have advised the Agent that Surviving Borrowers anticipate that they will be unable to comply with the covenants set forth in Section 9.2 of the Initial Credit Agreement and have sought from the Agent and the Lenders a waiver of the requirements of such covenant. The Agent and the Lenders have agreed to grant such waiver, and perform certain other covenants all as more particularly set forth herein, which agreement of the Agent and the Lenders is expressly subject to the terms, conditions and provisions hereof.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:

     1.  Amendment and Restatement of Paragraph Section 9.2 of the Credit
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Agreement. Section 9.2 of the Initial Credit Agreement is hereby amended and
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restated as follows:

     9.2  Consolidated EBITDA:  At anytime, measured quarterly on a rolling four
          -------------------
     quarter basis, as of the quarter then ended, permit the EBITDA of the Surviving Borrowers on a Consolidated basis to be less than: (i) Six Million ($6,000,000) Dollars as of the June 30, 2000 measurement; (ii) Six Million One Hundred Thousand ($6,100,000) Dollars as of the September 30, 2000 measurement; (iii) Six Million Two Hundred Thousand ($6,200,000) Dollars as of December 31, 2000 measurement; (iv) Five Million Three Hundred Thousand ($5,300,000)

     Dollars as of the March 31, 2001 measurement; (v) Four Million Seven Hundred Fifty Thousand ($4,750,000) Dollars as of the June 30, 2001 measurement; (vi) Five Million One Hundred Thousand ($5,100,000) Dollars as of the September 30, 2001 measurement; and (iv) Five Million Five Hundred Thousand ($5,500,000) as of each measurement period thereafter. For the purposes of the calculation of Consolidated EBITDA, and notwithstanding the definition of the term Consolidated EBITDA as set forth in Section 1.1 hereof, severance payments payable to Blair Hayes shall be charged against EBITDA with respect to such period only to the extent of the actual cash severance payments paid to Blair Hayes during such period.

     2.  Amendments to Amortization of the Term Loan Credit Facility.
         -----------------------------------------------------------

        (a) Notwithstanding the provisions of Paragraph 2.2.3 hereof, Surviving Borrowers shall be jointly and severally required to make an additional principal payment in respect of the Term Loan in the amount of One Million ($1,000,000) Dollars in accordance with the following: (i) on or before May 30, 2001, Surviving Borrowers shall pay the sum of Six Hundred Thousand ($600,000) Dollars (which shall include payments, if any, made under Paragraph 2.2.4.4 of the Initial Credit Agreement); (ii) on or before June 30, 2001, Surviving Borrowers shall pay the sum of One Hundred Fifty Thousand ($150,000) Dollars;
(iii) on or before September 30, 2001, Surviving Borrowers shall pay the sum of One Hundred Fifty Thousand ($150,000) Dollars; (iv) on or before December 31, 2001, Surviving Borrowers shall pay the sum of Fifty Thousand ($50,000) Dollars, and (e) on or before March 31, 2002, Surviving Borrowers shall pay the sum of Fifty Thousand ($50,000) Dollars (collectively, the "Additional Term Loan Payment Obligation"). Payment made by the Borrower from the net proceeds of the sale of Surviving Borrowers' California record storage operations shall be applied as a credit against the Additional Term Loan Payment Obligation and applied against the next succeeding payment obligation(s) as set forth above.

        (b) To more fully evidence the revised amortization of the Term Loan, the Surviving Borrowers shall jointly and severally execute and deliver to the respective Lenders the Amended and Restated Term Loan Notes in the form attached hereto as Exhibit 2(b).

     3.  Disposal of Certain Business Operations.  Surviving Borrowers have
         ---------------------------------------
heretofore advised the Lenders that Surviving Borrowers' operations in Eugene, Oregon and Dallas, Texas (each a "Facility", and collectively, the "Facilities") have suffered and continue to suffer losses. Surviving Borrowers have advised the Lenders that Surviving Borrowers shall conduct a financial analysis of the economic viability of each of the Facilities; accordingly, Surviving Borrowers jointly and severally covenant and agree that on or before May 30, 2001, they shall have conducted such financial analysis and shall present to the Agent a written report thereof in form and substance acceptable to the Agent (the "Plan"). By way of illustration and not limitation, the Plan shall demonstrate to the satisfaction of the Agent a plan with measurable benchmarks by which each of the Facilities shall demonstrate economic viability on or before September 30, 2001. In the event that: (i) the Surviving Borrowers fail to present to the Agent the Plan on or before May 30, 2001; (ii) the Agent in good faith believes that the goals set forth

                                      (2)
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in the Plan are unobtainable by the Surviving Borrowers by September 30, 2001;
or (iii) the Surviving Borrowers have failed to demonstrate to the Agent by September 30, 2001 that such Facilities (a) are economically viable, and (b) are likely to remain economically viable thereafter, then upon the occurrence of any of such events, the Borrower shall take such actions appropriate and commensurate with such concern about the lack of economic viability of such Facilities, including, but not limited to the prompt sale, closure, or downsizing thereof.

     4.  Elimination of Certain Borrowers.   The Surviving Borrowers have
         --------------------------------
advised the Agent and the Lenders that ImageMax of Virginia, Inc., a Virginia corporation, ImageMax of Arizona, Inc., a Pennsylvania corporation, ImageMax of Ohio, Inc., an Ohio corporation, ImageMax of Indiana, Inc., an Indiana corporation, and Ammcorp Acquisition Corp., Pennsylvania corporation, all of which were Borrowers under the Initial Credit Agreement pursuant to certain Agreements and Plans of Merger have been merged into and are survived by ImageMax, Inc., all as more specifically represented to the Agent and the Lenders in Paragraph 7(c) hereof. In consideration of the foregoing, the definition of the term "Borrowers" in Section 1.1 of the Initial Credit Agreement is hereby amended and restated as follows:

     "Borrowers" means collectively ImageMax, Inc., a Pennsylvania corporation, together with its wholly-owned subsidiary, ImageMAX of Delaware, Inc., a Delaware corporation.

     5.  Amendment Fee; and Expenses of Agent and Lenders.  In consideration of
         ------------------------------------------------
the accommodations to be extended by the Lenders for the benefit of the Surviving Borrowers hereunder, and as a condition precedent to the Lenders' agreement to extend such accommodations, the Surviving Borrowers shall forthwith pay to: (i) the Agent, ratably for the benefit of the Lenders, an Amendment Fee in the amount of Thirty-Four Thousand ($34,000) Dollars, which Amendment Fee is hereby deemed fully earned and non-refundable; and (ii) the Agent, all costs and expenses incurred by the Agent in connection with the documentation of this Second Amendment, including, but not limited to, all fees and expenses of Agent's counsel incurred in connection herewith.

     6.  Certain Acknowledgements of Surviving Borrowers.  Surviving Borrowers
         -----------------------------------------------
hereby acknowledge, ratify and confirm, for the benefit of the Agent and the Lenders, each and all of the following:

         (a) Surviving Borrowers hereby unconditionally acknowledge and confirm that as of the date hereof, the outstanding Obligations of the Borrower in respect of the Term Loan is in the amount of Three Million Eight Hundred Sixty-Nine Thousand Two Hundred Sixty Dollars and Thirty-Three Cents ($3,869,260.33), and in respect of the Revolving Credit Loans is in the amount of Six Million Five Hundred Thousand ($6,500,000) Dollars and that all Obligations under the Loan Documents are owing to the Lenders without claim, counterclaim, right to recoupment, defense, or setoffs of any kind or nature whatsoever; and

         (b) Except as expressly set forth herein, Surviving Borrowers hereby ratify, confirm and reaffirm in all respects, without condition, all terms, covenants and conditions set

                                      (3)
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forth in the Loan Documents, and hereby agree that the Surviving Borrowers remain jointly, severally and unconditionally liable to the Agent and the Lenders in accordance with the terms thereof, as amended by this Second Amendment. Each of the Surviving Borrowers further herby ratifies, confirms and reaffirms that all of the Collateral, liens, security interests and pledges created pursuant to the Loan Documents, and/or referenced therein, shall continue unimpaired, in full force and effect, and secure and shall continue to secure each of the Borrower's Obligations to the Agent and the Lenders. Without limiting the foregoing, Surviving Borrowers each hereby ratify, confirm and reaffirm any and all warrants of attorney contained in any of the Loan Documents to confess judgment against any or all of the Surviving Borrowers remain in full force and effect and that such warrants of attorney were knowingly and voluntarily granted by each of the Surviving Borrowers.

     7.  Representations and Warranties.   To induce the Agent and Lenders to
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enter into this Second Amendment, and to otherwise perform hereunder, each of the Borrowers hereby represents and warrants to the Agent and Lenders both before and after giving effect to the transactions contemplated hereunder that:

         (a)  Organization; Power; and Qualification.   Each of the Surviving
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Borrowers and their respective Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, has the power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization. The jurisdictions in which the Surviving Borrowers and their respective Subsidiaries are organized and qualified to do business as of the Closing Date are described on Schedule 6.1.1 of the Initial Credit Agreement;

         (b)  Authorization of the Second Amendment.  Each of the Surviving
              -------------------------------------
Borrowers and their respective Subsidiaries has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Second Amendment. This Second Amendment has been duly executed and delivered by the duly authorized officers of the respective Surviving Borrowers and each of their respective Subsidiaries party hereto, and each such document constitutes the legal, valid and binding obligation of the Surviving Borrowers or its Subsidiary party thereto, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors' rights in general and the availability of equitable remedies;

         (c)  Merger of Subsidiaries.
              ----------------------

              (i) Pursuant to an Agreement and Plan of Merger dated December 31, 2000, ImageMax of Arizona, Inc., and Ammcorp Acquisition Corp., together with ImageMax of South Carolina, Inc., and ImageMax of Tennessee, Inc., all Pennsylvania subsidiary corporations,

                                      (4)
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merged into and with ImageMax, Inc., a Pennsylvania corporation, and pursuant to which ImageMax, Inc., became with sole surviving corporation;

               (ii) Pursuant to an Agreement and Plan of Merger dated December 31, 2000, ImageMax of Indiana, Inc., an Indiana subsidiary corporation, merged into and with ImageMax, Inc., a Pennsylvania parent corporation, and pursuant to which ImageMax, Inc., became with sole surviving corporation.

               (iii) Pursuant to an Agreement and Plan of Merger dated December 31, 2000, ImageMax of Virginia, Inc., a Virginia subsidiary corporation, merged into and with ImageMax, Inc., a Pennsylvania parent corporation, and pursuant to which ImageMax, Inc., became with sole surviving corporation.

               (iv) Pursuant to an Agreement and Plan of Merger dated December 31, 2000, ImageMax of Ohio, Inc., an Ohio subsidiary corporation, merged into and with ImageMax, Inc., a Pennsylvania parent corporation, and pursuant to which ImageMax, Inc., became with sole surviving corporation.

               (v) Attached hereto and made a part hereof as Schedule 7 are true, correct and complete copies of such Agreements and Plans of Merger, together with the respective Articles of Merger each as filed with the Secretary of State of the Commonwealth of Pennsylvania, and where applicable the states of incorporation of the merged subsidiaries.

         (d)  Compliance.  The execution, delivery and performance by the
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Surviving Borrowers and their respective Subsidiaries of this Second Amendment does not and will not, by the passage of time, the giving of notice or otherwise; (i) require any Governmental Approval or violate any Applicable Law relating to such Borrower or any of such Borrower's Subsidiaries; (ii) conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of such Borrower or any of such Borrower's Subsidiaries or any indenture, agreement or other instrument to which such Person is a party or by which any of its properties may be bound or any Governmental Approval relating to such Person; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Person other than Liens arising under the Loan Documents; and

         (e)  Ratification.  Each and all of the other representations and
              ------------
warranties made by any of the Surviving Borrowers, or any of their respective Subsidiaries, to the Agent or the Lenders, whether in the Loan Documents or otherwise are herby ratified and confirmed in full as if republished herein as of the date hereof.

     8.  Miscellaneous.
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         (a)  Counterparts.  This Second Amendment may be executed in any
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number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

                                      (5)
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         (b)  Headings.   Headings and titles to Sections under this Second
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Amendment are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

         (c)  One Agreement.  This Second Amendment, together with the Credit
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Agreement and that certain letter agreement dated March 29, 2001 by and between the Surviving Borrowers and the Agent, shall constitute one and the same agreement by and among the parties hereto and thereto and reflects the entire understanding of the parties with respect to the subject matter thereof, as corrected and amended hereby.

         (d)  Pennsylvania Law.  The provisions of this Second Amendment shall
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be construed in accordance with the laws of the Commonwealth of Pennsylvania with respect to contracts to be executed and performed within the Commonwealth of Pennsylvania.

     IN WITNESS WHEREOF, intending to be legally bound hereby, the parties hereto have caused this Second Amendment to be executed under seal by their duly authorized officers, all as of the day and year first written above.

                              IMAGEMAX, INC.
                              IMAGEMAX OF DELAWARE, INC.


                              By:    /s/ Mark P. Glassman
                                  --------------------------------------------
                                  Mark P. Glassman, Chief Financial Officer of
                                  ImageMax, Inc., and Treasurer of ImageMAX
                                  of Delaware, Inc.



                              COMMERCE BANK, NA,
                              as Agent and Lender


                              By:    /s/ Peter Davis
                                  --------------------------------------------
                                  Peter Davis, Senior Vice Pres.


                              FIRSTRUST BANK, as Lender


                              By:    /s/ Kent Nelson
                                  --------------------------------------------
                                  Kent Nelson, Vice President

                                      (6)